Exhibit F, Schedule 9(b)

                     Fiscal Year Ended December 2004
                               $Thousands


                                                                        Type of Capital              Amount of Capital
                           FUCO/EWG Companies                             Investment                     Invested
-------------------------------------------------------------     ---------------------------- -----------------------------
Atlantic India Holdings Ltd                                                     See Exhibit F, Schedule 1(b)
Bahia Las Minas Corp                                              Common stock                                       32,990
                                                                  Preferred stock                                       126
Batangas Power Corp                                               Common stock                                        2,918
Chongiu City Gas Co., Ltd                                         Common stock                                       39,297
Chonnam City Gas Co., Ltd                                         Common stock                                       38,246
Choongnam City Gas Co., Ltd                                       Common stock                                      113,916
Companhia de Gas da Bahia - BAHIAGAS, S.A. de E.M.                              not available                 not available
Companhia de Gas de Santa Catarina - SC GAS, S.A. de E.M.                       not available                 not available
Companhia Paraibana de Gas - PBGAS, S.A. de E.M.                                not available                 not available
Companhia Paranaense de Gas - COMPAGAS, S.A. de E.M.                            not available                 not available
Companhia Pernambucana de Gas - COPERGAS, S.A. de E.M.                          not available                 not available
Empresa Sergipana de Gas S.A. - EMSERGAS                                        not available                 not available
Gas de Alagoas S.A. - ALGAS                                                     not available                 not available
Dabhol Power Company                                              Common stock                                            -
Daehan City Gas Co., Ltd                                          Common stock                                      124,753
EI Puerto Rico Operations Inc.                                    Common stock                                       17,158
Elektro - Electricidade e Servicos S.A.                           Common stock                                     (292,597)
                                                                  Debt                                              780,124
Elektrocieplownia Nowa Sarzyna Sp.z.o.o.                          Common stock                                        1,310
                                                                  Debt                                                5,954
Enron Asia Pacific/Africa/China LLC                                             See Exhibit F, Schedule 1(b)
Enron Brazil Power Holdings XI Ltd                                              See Exhibit F, Schedule 1(b)
Enron Caribbean Basin LLC                                                       See Exhibit F, Schedule 1(b)
Enron Development Piti Holdings Corp                              Common stock                                       10,000
Enron Guc Santralleri Isletme Limited Sirketi                                   not available                 not available
Enron Global Power & Pipelines L.L.C.                                           See Exhibit F, Schedule 1(b)
Enron International Assets Management Corp.                                     See Exhibit F, Schedule 1(b)
Enron Ponderosa Management Holdings, Inc.                                       not available                 not available
Enron Power Philippines Corp                                      Common stock                                       42,858
Enron Reserve 6 B.V.                                              Common stock                                          (54)
Enron Servicios Guatemala, Limited                                Common stock                                        1,098
Enron South America LLC                                                         See Exhibit F, Schedule 1(b)
Enron Subic Power Corp                                            Common stock                                          375
Enron Wind Systems, LLC                                           Membership interest                         Not available
EPE - Empresa Produtora de Energia Ltda.                          Common stock                                      (15,754)
                                                                  Debt                                              243,833
ET Power 1 LLC                                                                  See Exhibit F, Schedule 1(b)
Gas de Risaralda S.A.                                             Common stock                                            -
Gases de la Guajira S.A., E.S.P.                                  Common stock                                          102
Gases del Caribe S.A., E.S.P.                                     Common stock                                       10,579
Gases del Occidente S.A., E.S.P.                                  Common stock                                       18,833
Generacion Mediterranea S. A.                                     Common stock                                      (17,301)
                                                                  Debt                                               24,146
Iksan City Gas Co., Ltd.                                          Common stock                                       16,576
Iksan Energy Co., Ltd.                                            Common stock                                       14,144
Kangwon city Gas Co., Ltd.                                        Common stock                                       24,976
Kumi City Gas co., Ltd.                                           Common stock                                       81,561
LFT Power I LLC                                                                 See Exhibit F, Schedule 1(b)
LFT Power III LLC                                                               See Exhibit F, Schedule 1(b)
Marianas Energy Company LLC                                       Partnership interest                                    -
Merlin Acquisition L.P.                                                         See Exhibit F, Schedule 1(b)
Nowa Sarzyna Holding B.V.                                                       See Exhibit F, Schedule 1(b)
Offshore Power Operations C.V.                                                  See Exhibit F, Schedule 1(b)
Paulista Electrical Distribution, LLC                                           See Exhibit F, Schedule 1(b)
Pelican Bidder LLC                                                              See Exhibit F, Schedule 1(b)
Pohang City Gas Co., Ltd                                          Common stock                                       34,943
Ponderosa Assets, L.P.                                                          not available                 not available
Prisma Energy Europe Limited                                                    not available                 not available
Prisma Energy International Inc                                   Common stock                                    1,861,166
Puerto Quetzal Power LLC                                          Partners capital                                   18,983
Purple Martin, LLC                                                              not available                 not available
Pusan city Gas Co., Ltd                                           Common stock                                      118,523
Sarlux, s.r.l.                                                    Common stock                                       91,807
SII Enerji ve Uretim Limited Sirketi                              Common stock                                           24
SK-Gas Co., Inc.                                                  Common stock                                      124,024
Smith/Enron Cogenerations Limited Partnership                     Partnership interest                                    -
                                                                  Debt                                               94,694
Smith/Enron O&M Limited Partnership                               Partnership interest                                    -
Sociedad Transportadora de Gas de Oriente SA, ESP                 Common stock                                          339
Subic Power Corp                                                  Common stock                                        4,180
                                                                  Preferred stock                                     4,086
Surtidora de Gas del Caribe SA, ESP                               Common stock                                            -
Trakya Elektrik Uretin ve Ticaret A.S.                            Common stock                                      (91,759)
                                                                  Debt                                               71,776
Travamark Two B.V.                                                              See Exhibit F, Schedule 1(b)
Zond-PanAero Windsystem Partners I                                Partnership interest                               26,579
Zond-PanAero Windsystem Partners II                               Partnership interest                               14,746
Zond Windsystem Partners Ltd Series 85-A                          Partnership interest                               15,886
Zond Windsystem Partners Ltd Series 85-B                          Partnership interest                               23,755
Zond Windsystem Partners Ltd Series 85-C                          Partnership interest                               19,689
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